                      SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C.


                                   FORM 8-K

                                CURRENT REPORT



                      Pursuant to Section 13 of 15(d) of the
                         Securities Exchange Act of 1934





                                   May 5, 1999
                 ------------------------------------------------
                 Date of Report (date of earliest event reported)





                                  INFINITY, INC.
               ----------------------------------------------------
               Exact name of Registrant as Specified in its Charter



         Colorado                  0-17204                 84-1070066
---------------------------    ---------------    ---------------------------
State or Other Jurisdiction    Commission File    IRS Employer Identification
     of Incorporation              Number                   Number



                   211 West 14th Street, Chanute, Kansas  66720
           -----------------------------------------------------------
           Address of Principal Executive Offices, Including Zip Code




                                (316) 431-6200
               --------------------------------------------------
               Registrant's Telephone Number, Including Area Code











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ITEM 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANTS.

      (a) On May 5, 1999, Mayer Hoffman McCann L.C. resigned as the independent accountants of Infinity, Inc. (the "Registrant"). In addition, on May 7, 1999, Sartain Fischbein & Co. was engaged as the Registrant's new independent accountants.

      (b) Mayer Hoffman McCann L.C.'s report on the Registrant's financial statements for the fiscal years ended March 31, 1997 and March 31, 1998 contained no adverse opinion or disclaimer of opinion nor were they qualified as to uncertainty, audit scope or accounting principles.

      (c) The Registrant's Board of Directors made the decision to engage Sartain Fischbein & Co. The Registrant has an audit committee which also approved the decision to engage the new independent accountants.

      (d) In connection with the prior audits for the fiscal years ended March 31, 1997 and March 31, 1998, and from March 31, 1998 to May 5, 1999, there have been no disagreements with Mayer Hoffman McCann L.C. on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure.

      (e) The Registrant did not consult with Sartain Fischbein & Co. with regard to any matter concerning the application of accounting principles to any specific transactions, either completed or proposed, or the type of audit opinion that might be rendered with respect to the Registrant's financial statements.

      (f) The Registrant has requested that Mayer Hoffman McCann L.C. review the disclosures contained herein and that firm has been given an opportunity to furnish the Registrant with a letter addressed to the Commission containing any new information, clarification of the Registrant's expression of its views, or the respect in which it does not agree with the statements made by the Registrant herein. Such letter is filed as an exhibit to this Report.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

     (a) EXHIBITS.

         Exhibit 16.     Letter from Mayer Hoffman McCann L.C.



                                 SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                   INFINITY, INC.



Dated: May 11, 1999                By:/s/ Stanton E. Ross
                                      Stanton E. Ross, President